Exhibit 99.1

GOLD INDUSTRY LIMITED
Consolidated Financial Statements
March 31, 2009 and 2008

GOLD INDUSTRY LIMITED
TABLE OF CONTENTS

PAGE

Report of Independent Registered Public Accounting Firm	1
ConsolidatedBalance Sheets	2
Consolidated Statements of Operations and Comprehensive Income	3
Consolidated Statements of Stockholders' Equity	4
Consolidated Statements of Cash Flows	5
Consolidated Notes to the Financial Statements	6

REPORT OF INDEPENDENT REGISTER PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

We have audited the accompanying consolidated balance sheets of Gold Industry Limited (the “Company”) as of March 31, 2009 and 2008, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the years ended March 31, 2009 and 2008. Gold Industry Limited’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gold Industry Limited as of March 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended March 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

PMB Helin Donovan
Spokane, WA
February 11, 2010

GOLD INDUSTRY LIMITED
CONSOLIDATED BALANCE SHEETS

	March 31, 2009	March 31, 2008
A S S E T S
CURRENT ASSETS
Cash and cash equivalents	$1,392,961	$1,719,620
Accounts receivable	61,384	184,212
Inventory	6,178,182	9,094,083
Advances to suppliers	21,975	285,678
Related party receivable	1,172	374,744
Other current assets	57,435	107,885
TOTAL CURRENT ASSETS	7,713,109	11,766,222

PROPERTY AND EQUIPMENT, NET	7,629,342	6,313,200

OTHER NON-CURRENT ASSETS
Prepayments to suppliers	4,101,970	-
Prepayment to related party suppliers	1,406,400	-
Prepaid expenses	828,124	-
Other assets	16,592	16,144
Intangible assets , net	12,319,893	12,178,052
TOTAL OTHER NON-CURRENT ASSETS	18,672,979	12,194,196

TOTAL ASSETS	$34,015,430	$30,273,618

L I A B I L I T I E S & S T O C K H O L D E R S ' EQUITY
CURRENT LIABILITIES
Accounts payable	$308,637	$1,858,109
Welfare payable	96,932	94,484
Taxes payable	845,525	582,319
Other accrued payables	54,523	107,945
Related party payables	-	735,289
Short-term notes payable	2,471,455	2,409,036
TOTAL CURRENT LIABILITIES	3,777,072	5,787,182

LONG-TERM LIABILITIES
Deferred revenue	10,463,803	10,720,889
TOTAL LONG-TERM LIABILITIES	10,463,803	10,720,889

STOCKHOLDERS' EQUITY
Common stock, 100,000,000 shares authorized,
$0.121 par value; 100,000,000 shares issued and outstanding	12,100,000	12,100,000
Retained earnings	5,834,633	337,374
Accumulated other comprehensive income	1,839,922	1,328,173
TOTAL STOCKHOLDERS' EQUITY	19,774,555	13,765,547

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,015,430	$30,273,618

The accompanying notes are an integral part of these consolidated financial statements.

GOLD INDUSTRY LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the year ended	For the year ended
	March 31, 2009	March 31, 2008

REVENUES
Cemetery	$17,647,785	$19,878,718
Park construction services	665,935	2,242,921
Total revenue	18,313,720	22,121,639

COST OF GOODS SOLD
Cemetery	9,445,153	10,974,241
Park construction services	493,700	1,720,686
Total cost of goods sold	9,938,853	12,694,927

GROSS PROFIT	8,374,867	9,426,712

E X P E N S E S
Selling expenses	426,415	519,546
General & administrative expenses	1,045,060	1,166,191
TOTAL EXPENSES	1,471,475	1,685,737

INCOME FROM OPERATIONS	6,903,392	7,740,975

OTHER INCOME (EXPENSES)
Other income	255,893	296,364
Interest expenses	(235,208)	(204,075)
Interest income	6,361	2,051
Rental income	260,286	239,776
Non-operating expenses	(3,772)	(3,502)
TOTAL OTHER INCOME	283,560	330,614

INCOME BEFORE INCOME TAXES	7,186,952	8,071,589

INCOME TAXES	(1,689,693)	(2,346,605)

NET INCOME	$5,497,259	$5,724,984

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	511,749	1,978,746
COMPREHENSIVE INCOME	$511,749	$1,978,746

The accompanying notes are an integral part of these consolidated financial statements.

GOLD INDUSTRY LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

				Accumulated Other Comprehensive
	Common Stock
	Number		Accumulated		Stockholders'
	of Shares	Amount	Retained Earnings	income (loss)	Equity

Balance, March 31, 2007	100,000,000	$12,100,000	$(5,387,610)	$(650,573)	$6,061,817

Net income for the year ended March 31, 2008	-	-	5,724,984	-	5,724,984

Foreign currency translation adjustment	-	-	-	1,978,746	1,978,746

Balance, March 31, 2008	100,000,000	$12,100,000	$337,374	$1,328,173	$13,765,547

Net income for the year ended March 31, 2009	-	-	5,497,259	-	5,497,259

Foreign currency translation adjustment	-	-	-	511,749	511,749

Balance, March 31, 2009	100,000,000	$12,100,000	$5,834,633	$1,839,922	$19,774,555

The accompanying notes are an integral part of these consolidated financial statements.

GOLD INDUSTRY LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	March 31, 2009	March 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$5,497,259	$5,724,984

Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation and amortization	422,774	656,191
Changes in assets and liabilities:
Accounts receivable	122,828	256,088
Inventory	2,915,901	(5,817,205)
Prepaid expenses	(828,124)	480,840
Advances to suppliers	263,703	674,316
Related party receivable	373,572	12,461
Other current assets	50,450	(136,445)
Prepayments to suppliers	(4,101,970)	-
Prepayments to related party suppliers	(1,406,400)	-
Other assets	448	(16,144)
Accounts payable	(1,549,472)	(547,858)
Welfare payable	2,448	42,477
Taxes payable	263,206	(6,711)
Other accrued payables	(53,422)	(1,017,769)
Related party payables	(735,289)	735,289
Deferred revenue	(257,086)	(803,451)
Net cash provided by operating activities	980,826	237,063

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,479,650)	-
Net cash used in investing activities	(1,479,650)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	-	-

Net (decrease) increase in cash	(498,824)	237,063

Effects of foreign exchange translation	172,165	833,782

Cash and cash equivalents, beginning of period	1,719,620	648,775

Cash and cash equivalents, end of period	$1,392,961	$1,719,620

The accompanying notes are an integral part of these consolidated financial statements.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Gold Industry Limited (“Gold Industry” or the “Company”) was incorporated on September 11, 2009, under the laws of the Cayman Islands. The Company has no substantive operations of its own except for its 100% holding of Gold Holy Industry Limited (“Gold Holy”), which was incorporated on September 29, 2009, under the laws of Hong Kong Special Administrative Region. In turn, Gold Holy owns 100% of Chongqing Ran Ji Industry Co., Ltd. (“Chongqing Ran Ji”), a company established under the laws of the People’s Republic of China (“China” or the “PRC”). Through Chongqing Ran Ji, the Company controls Chongqing Foguang Tourism Development (Group) Co., Ltd. (“Chongqing Foguang”), a private provider of cemetery plots and related services in and around Chongqing, China.

Chongqing Ran Ji was established in the PRC on December 15, 2009 as a wholly foreign owned enterprise (“WFOE”), with registered capital of $25,000,000, with the first $3,000,000 to be contributed by March 20, 2010, and the balance within two years. Chongqing Ran Ji has no substantive operations of its own except for entering into certain exclusive agreements with Chongqing Foguang and performing its obligations thereunder.

Chongqing Foguang, a PRC limited liability company established on October 10, 2002 with registered capital of 100,000,000 Renminbi (“RMB”), is engaged in selling death care products and services, and holds the licenses and approvals necessary to operate its business in China.

PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on December 15, 2009, Chongqing Ran Ji entered into following exclusive agreements with Chongqing Foguang and its owners (collectively the “Contractual Arrangements”):

(1) Consulting Services Agreement, through which Chongqing Ran Ji has the right to advise, consult, manage and operate Chongqing Foguang, and collect and own all of its net profits;

(2) Operating Agreement, through which Chongqing Ran Ji has the right to recommend director candidates and appoint the senior executives of Chongqing Foguang, approve any transactions that may materially affect the assets, liabilities, rights or operations of Chongqing Foguang, and guarantee the contractual performance by Chongqing Foguang of any agreements with third parties, in exchange for a pledge by Chongqing Foguang of its accounts receivable and assets;

(3) Proxy Agreement, under which the owners of Chongqing Foguang have vested their collective voting control over Chongqing Foguang to Chongqing Ran Ji and will only transfer their respective equity interests in Chongqing Foguang to Chongqing Ran Ji or its designee(s);

(4) Option Agreement, under which the owners of Chongqing Foguang have granted Chongqing Ran Ji the irrevocable right and option to acquire all of their equity interests in Chongqing Foguang; and

(5) Equity Pledge Agreement, under which the owners of Chongqing Foguang have pledged all of their rights, titles and interests in Chongqing Foguang to Chongqing Ran Ji to guarantee the performance of their obligations under the Consulting Services Agreement.

As a result of these Contractual Arrangements, which obligates Chongqing Ran Ji to absorb a majority of the risk of loss from Chongqing Foguang’s activities and enable Chongqing Ran Ji to receive a majority of its expected residual returns, the Company believes that Chongqing Foguang is a Variable Interest Entity (“VIE”) under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the owners of Chongqing Foguang do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Chongqing Foguang. Accordingly, the Company consolidates Chongqing Foguang’s results, assets and liabilities in the accompanying consolidated financial statements.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

The Company’s year-end is March 31st.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the understanding of the consolidated financial statements.  The consolidated financial statements and notes are presentations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to the accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

The reporting entities

The Company’s consolidated financial statements reflect the activities of the Company and the following subsidiaries and VIE:

Subsidiaries/VIE	Incorporated in	Percentage of Ownership

Gold Holy Industry Limited	Hong Kong	100.00%
Chongqing Ran Ji	PRC	100.00%
Chongqing Foguang	PRC	VIE by Contractual Arrangements

Basis of presentation
The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s functional currency is the Chinese Renminbi (“CNY” or “RMB”), however, the accompanying consolidated financial statements have been re-measured and presented in United States Dollars ($).

Consolidation of variable interest entities
In accordance with FASB Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN 46R"), variable interest entities (VIEs) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Chongqing Foguang is a VIE and that the Company’s indirect wholly owned subsidiary, Chongqing Ran Ji, absorbs a majority of the risk of loss from the activities of Chongqing Foguang, and enable the Company to receive a majority of its expected residual returns. Accordingly, the Company accounts for Chongqing Foguang as a VIE.

Because the Company and Chongqing Foguang are under common control, the initial measurement of the assets and liabilities of Chongqing for the purpose of consolidation by the Company is at book value.  The Company has had no other business activities except for the entering into of the exclusive agreements with Chongqing Ran Ji and its shareholders.  For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements are prepared as if the Company had been in existence since April 1, 2007 and throughout each of the two-year period ended March 31, 2009.

The consolidated financial statements include the financial statements for the company, its subsidiary and the variable interest entity, Chongqing Foguang.  All significant inter-company transactions and balances between the Company, its subsidiary and the variable interest entity are eliminated upon consolidation.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates
The preparation of consolidated financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Significant estimates reflected in the Company’s consolidated financial statements include the fair value of financial instruments, the useful lives of and impairment for property and equipment, estimates of intangible assets, and accruals for taxes due.  Actual results could differ from those estimates.

Fair value of financial instruments
The Company’s fair value of financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and short term notes payable approximated carrying values because of the short-term nature of these instruments.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also established a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurement. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 was effective for fiscal years beginning after November 15, 2007. However, a FASB Staff Position issued in February 2008, delayed the effectiveness of SFAS No. 157 for one year, but only as applied to nonfinancial assets and nonfinancial liabilities. The adoption of SFAS No. 157 on April 1, 2008 did not have an impact on the Company’s financial position, results of operations or cash flows. The Company will adopt the provisions of SFAS No. 157 as it relates to nonfinancial assets and nonfinancial liabilities on April 1, 2009. The adoption is not expected to have any material impact on the Company’s financial position, results of operations or cash flows.

The hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The classification of fair value measurements within the hierarchy is based upon the lowest level of input that is significant to the measurement. The three levels are defined as follows:
•	Level 1 — Valuation is based upon quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2 — Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 — Valuation is based upon unobservable inputs that are significant to the fair value measurement.
The Company’s financial assets as of March 31, 2009 and 2008 consist of cash and cash equivalents.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits companies to choose to measure at fair value certain financial instruments and other items that are not currently required to be measured at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company adopted SFAS No. 159 on April 1, 2008 and elected not to measure any additional financial instruments or other items at fair value.

Cash and cash equivalents
For the purpose of the statement of cash flows, the Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of credit risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company maintains the majority of its cash at PRC government owned banks and has some cash on hand.  The total cash balances in the state-owned banks are not insured by the banks within the People’s Republic of China.  The Company has not experienced any losses on such accounts.

Country risk

As the Company's principal operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies in the US. These risks include, among others, risks associated with the political, economic and legal environments and foreign currency exchange limitations encountered in the PRC. The Company's results of operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, among other things.

In addition, all of the Company's transactions undertaken in the PRC are denominated in Chinese Yuan Renminbi (CNY), which must be converted into other currencies before remittance out of the PRC may be considered. Both the conversion of CNY into foreign currencies and the remittance of foreign currencies abroad require the approval of the PRC government.

Accounts receivable
Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management’s judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, the Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in the customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectability of receivables and the Company’s operating results. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, the Company will write off 100% as bad debt. In management’s opinion, no allowance for doubtful accounts is necessary at March 31, 2009 and 2008.

Inventory
Inventory consists of completed cemetery plots ready for sale.  Inventory includes all direct costs associated with land development and construction of cemetery plots, including interest, costs of land use rights based on units of production and other carryings costs incurred.  Inventory is valued at the lower of cost or market (determined on a weighted average cost basis) or net realizable value.  Management compares the cost of inventory with the net realizable value and an allowance is made for impairment in the value of inventory if lower than cost.  As of March 31, 2009 and 2008, no impairment was recorded.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment
Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets, which range from five to thirty years, and are as follows:

Buildings and structures	25 to 30 years
Machinery and equipment	5 to 10 years
Office equipment	5 years

Long-lived asset
Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company’s management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long lived assets impairment is determined by management. At March 31, 2009 and 2008, the Company’s management believes there was no impairment of its long lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Intangible assets
The Company reviews annually for impairment of intangible assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for Impairment on Disposed of Long lived Assets. In accordance with SFAS 144, an impairment loss will be recognized if carrying amount of the intangible asset is not recoverable and its carrying amount exceeds its value. As of March 31, 2009 and 2008, no impairment was recorded.

Income taxes
The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company is governed by the Income Tax Law of the People's Republic of China and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, enterprises are subject to tax at a statutory rate of 25% . The local government in the PRC has provided companies various incentives to encourage economic development in the region.  Such incentives include reduced tax rates and other measures. (See NOTE 15).

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contributed property
The Company received land use rights from the PRC for a period of xx years. The Company recorded the fair value of the land use rights as an intangible asset and deferred revenue based upon,  Statement of Financial Accounting Standards (SFAS) No. 116, "Accounting for Contributions Received and Contributions Made."  This Statement establishes standards of financial accounting and reporting for contributions  received and contributions made. Accounting for contributions is an issue primarily for not-for-profit organizations because contributions are a significant source of revenues for many of those organizations. However, this Statement applies to all entities (not-for-profit organizations and business enterprises) that receive or make contributions.  Contributions received are recognized as revenues or gains in the period received and as assets, decreases of liabilities, or expenses depending on the form of the benefits received. Contributions received are measured at their fair values.  (See NOTES 7 and 9).

Revenue recognition
The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

The Company has two revenue sources including the following revenue recognition policies:

The Company recognizes revenue from the sale of cemetery plots when it is realized or realizable and earnings process is complete. In general, the Company records revenue when the cemetery plot successfully completed, title has passed to the customer in accordance with the terms of the sale and consideration is given.  The costs associated with cemetery products revenue are the costs to convert the land into the actual burial plots.  Additionally direct selling costs incurred in selling the cemetery plots are recorded in cost of goods sold.

Park construction income is recognized when the Company is contracted to provides services for third party clients.  These services include the construction of sidewalks, pagodas, landscaping and other structures for parks.  These projects are not associated with the Company’s sales of cemetery plots.  Revenue is recognized upon the completion of the park, and the project has been approved by the customer and collection is assured.   The costs associated with the park construction income are raw materials purchased for that specific project and services performed by the Company recorded in costs of goods sold.

Cost of goods sold
Cost of goods sold includes the capitalized costs of cemetery plots sold and services provided by the Company to third parties for development and construction of parks.

Other operating costs
Other operating expenses include management and staff salaries, administrative and facilities related expenses, and other expenses to the non-production functions of the business are expensed as incurred.

Advertising
Advertising is expensed as incurred. Advertising expenses were included in selling expenses and amounted to $426,415 and $519,546 for the years ended March 31, 2009 and 2008, respectively.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation
As of March 31, 2009 and 2008, the accounts of the Company were maintained, and its consolidated financial statements were expressed in the RMB. Such consolidated financial statements were translated into U.S. Dollars in accordance with Statement of Financial Accounts Standards ("SFAS") No. 52, "Foreign Currency Translation," with the RMB as the functional currency. According to SFAS 52, all assets and liabilities were translated at the exchange rate on the consolidated balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." The exchange rate for the conversion of one US Dollar to RMB was 6.8256 and 7.0022 at March 31, 2009 and 2008.

 Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with arithmetical changes in the corresponding balances on the consolidated balance sheet.

Other comprehensive income
 SFAS No. 130, Reporting Comprehensive Income, established standards for the reporting and display of comprehensive income or loss and its components in a full set of general purpose financial statements. Comprehensive income or loss is defined as the change in equity during a period resulting from transactions and other events and circumstances from non-owner sources. The Company’s total comprehensive income or loss consists of net unrealized income or loss from foreign currency translation adjustments. The Company has presented comprehensive income or loss on the Statement of Operations and Comprehensive Income.

For the years ended March 31, 2009 and 2008, unrealized foreign currency translation gain was $511,749 and $1,978,746, respectively.

Segment reporting
Operating segments are defined by SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”), as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. For the years ended March 31, 2009 and 2009, the Company derived almost all of its revenue from the sale of burial plots.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements
In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS No. 141(R)”). SFAS No. 141(R) applies to any transaction or other event that meets the definition of a business combination. Where applicable, SFAS No. 141(R) establishes principles and requirements for how the acquirer recognizes and measures identifiable assets acquired, liabilities assumed, non-controlling interest in the acquiree and goodwill or gain from a bargain purchase. In addition, SFAS No. 141(R) determines what information to disclose to enable users of the consolidated financial statements to evaluate the nature and financial effects of the business combination. In April 2009, the FASB issued FSP 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, (“FSP 141(R)-1”), which modified the guidance in SFAS No. 141(R) related to contingent assets and contingent liabilities. Also in December 2007, the FASB issued Statement No. 160, Non-controlling Interests in Consolidated Financial Statements (“SFAS No. 160”). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 141(R), as modified by FSP 141(R)-1, and SFAS No. 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption being prohibited. The Company will adopt both SFAS No. 141(R), as modified by FSP 141(R)-1, and SFAS No. 160 on April 1, 2009. The Company has  no non-controlling interests, therefore the adoption of SFAS No. 160 is not expected to have any impact. The adoption of SFAS No. 141(R), as modified by FSP 141(R)-1, will change the Company’s accounting treatment for business combinations on a prospective basis.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on the Company’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for periods beginning January 1, 2009. The adoption of SFAS No. 161 did not have a material impact on the Company’s consolidated financial statements.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.” FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142-3 is effective for periods beginning January 1, 2009. The adoption of SFAS No. 142-3 did not have a material impact on the Company’s consolidated financial statements.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”. This FSP requires additional disclosures about plan assets for sponsors of defined benefit pension and postretirement plans including expanded information regarding investment strategies, major categories of plan assets, and concentrations of risk within plan assets. Additionally, this FSP requires disclosures similar to those required under SFAS No. 157 with respect to the fair value of plan assets such as the inputs and valuation techniques used to measure fair value and information with respect to classification of plan assets in terms of the hierarchy of the source of information used to determine their value. The disclosures under this FSP are required for annual periods ending after December 15, 2009. The Company does not expect that this standard would have a material impact on the consolidated financial statements since the Company does not have Postretirement Benefit Plan Assets.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP 157-4”). FSP 157-4 provides guidance regarding how to determine whether there has been a significant decrease in the volume and level of activity for the asset or liability when compared with normal market activity for the asset or liability. In such situations, an entity may conclude that transactions or quoted prices may not be determinative of fair value, and may adjust the transactions or quoted prices to arrive at the fair value of the asset or liability. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and must be applied prospectively. The Company does not expect the adoption of FAS 157-4 on April 1, 2009 to have any material impact on its consolidated financial statements or required disclosures.

In May 2009, the FASB issued Statement No. 165, “Subsequent Events” (“SFAS 165”), which establishes general standards of accounting for, and requires disclosure of, events that occur after the consolidated balance sheet date but before consolidated financial statements are issued or are available to be issued.  The Company adopted the provisions of SFAS 165 for the quarter ended June 30, 2009.  The adoption of this standard will not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets” (“SFAS 166”). SFAS 166 is a revision to SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and will require more information about transfers of financial assets and where companies have continuing exposure to the risk related to transferred financial assets. It eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosure. This standard is effective for interim and annual periods ending after November 15, 2009. The Company will adopt SFAS 166 on January 1, 2010 and is currently evaluating the potential impact on the consolidated financial statements when implemented.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (SFAS 167). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt SFAS 167 in fiscal 2010 and is evaluating the impact it will have on the results of the Company.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of this standard will not have a material impact on the Company’s consolidated financial statements.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 3 – INVENTORY

Cemetery plots and other inventories at March 31, 2009 and 2008 consisted of the following:

	2009	2008
Basic plots	$1,885,623	770,905
Standard plots	1,818,225	3,249,644
Deluxe plots	1,904,877	2,348,506
Artist plots	565,963	2,721,621
Small tools and supplies	3,495	3,407
Total	$6,178,183	$9,094,083

NOTE 4 – PREPAID EXPENSES

Prepaid expenses at consist of the following as of:

	Year Ended March 31,
	2009	2008
Prepaid expenses	$828,124		$-

During 2009, the Company signed an agreement to pay the  government of the PRC, (“the Government”), $835,055, which as to be used by the Government for the purpose of building homes for the villagers and relocation costs of the farmers in ChangShou Jiang Nan. The villagers and farmers were originally located in LongQiao and QianFo villages.  The cash received from the Company was redistributed to the local farmers and villagers by the Government as a payment for relocating them to ChangShou Jiang Nan. The Company also agreed to clear land for the building of these homes.

The prepaid expenses are amortized over 20 years per the terms of the contract.  For the year ended March 31, 2009, the Company had recorded $6,926 which was recorded as cost of goods sold.

NOTE 5 – PREPAYMENTS TO SUPPLIERS

Prepayments to suppliers consist of the following as of:

	Year Ended March 31,
	2009	2008
Prepayments on contracts	$1,845,870	$-
Prepayments on construction	3,662,500	-
Total	$5,508,370	$-

In April 2008, the Company had recorded a prepayment for a purchase commitment in the amount of $1,403,400 (87% of the contract) for cemetery headstones to ChongQing Kun Yu Stone Wood Company, a related party. Under the term of the contract, ChongQing Kun Yu Stone Wood Company is to finish the production, and deliver the products at the specified time defined by the Company. The Company is to check and inspect the quality, if there is any quality issue with product, ChongQing Kun Yu Stone Wood Company is to fix it and after final inspection, the Company is to keep the headstones. The Company is to pay 5% of the total contract price upon signing the contract and upon final inspection, and the Company is to pay in full within one month after delivery of the headstones to the Company. As of March 31, 2009, the Company had not taken possession of the cemetery headstones.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 5 – PREPAYMENTS TO SUPPLIERS (continued)

In February 2009, the Company had recorded a prepayment for a purchase commitment in the amount of $442,470 (50% of the contract) for trees to ChongQing Chang Sheng Qiao Company, an unrelated third party.  The total price stated in the contract is $880,000 but the actual price is determined by the actual quantity of trees delivered. ChongQing Chang Sheng Qiao Company is to organize tree plants upon signing the contract, and deliver the tree plants to a location of the Company’s choice by January 5, 2009. ChongQing Chang Sheng Qiao Company pays the delivery fees.  The Company is to pay 50% of the contract upon signing the contract and upon final inspection pay another 30% based on the number of actual trees delivered and pay the balance within one (1) year.  As of March 31, 2009, the Company had not taken possession of the trees.

In February 2009, the Company had recorded a prepayment related to a contract in the amount of $3,662,500 (7% of the contract), for the construction of entertainment boats.  ChongQing Bo Goa Tourism Company, an unrelated third party and the Company to jointly develop the “Liang Jiang Yu”project.  This project includes development of a park near the lake as a way to attract more tourism in the ChangShou  area near the Chongqing Gui Yuan Cemetery.  The current project is for 10-20 entertainment boats, a welcome center, (1) large sailboat and nine (9) docks. The entertainment boat design and construction and docks are the responsibility of the Company and the boats are expected to be put to use by December 2010. The first stage constructions fees are $77,645, which was paid by ChongQing Bo Goa Tourism Company.  When the project is completed, the Company will repay ChongQing Bo Goa Tourism the first stage construction fees of $77,645.  ChongQing Bo Goa Tourism Company is responsible for obtaining the government loans (government has agreed) of approximately $2,930,107 with an annual interest payment of approximately $161,150.  The total price of the contract is approximately $51,275,000.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of:

	Year Ended March 31,
	2009	2008
Buildings and structures	$8,041,165	$6,395,797
Machinery and equipment	855,542	833,935
Office equipment	8,077	7,873
Less: accumulated depreciation	(1,275,442)	(924,405)
Total Property and equipment	$7,629,342	$6,313,200

Depreciation expenses for the years ended March 31, 2009 and 2008 were $249,884 and $230,185, respectively.

NOTE 7 –INTANGIBLE ASSETS

In the PRC, land is the asset of the government. The Company maintains only use rights from local governmental authorities. The Company has use rights on three properties consisting of approximately 399,444 square meters of land with land usage rights with 100 years expiration from the date of grant. Land use rights are stated at the estimated fair value on the contribution date less accumulated amortization and any impairment losses. The land use rights are amortized on ratable basis based on the number of plots developed over the life of the rights.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 7 –INTANGIBLE ASSETS (continued)

The intangible assets consist of the following as of:

	Year Ended March 31,
	2009	2008
Land use rights	$13,236,805	$12,922,073
Less: Accumulated units of production costs	916,912	744,021
Total	$12,319,893	$12,178,052

During 2005, the Company received land use rights which were contributed by the PRC. The land use rights include Chongqing Gui Yuan Cemetery located in ChangShou, China,   Under PRC’s governmental regulations, the government owns all land.  However, PRC would not directly assign the land use rights to the Company’s management rather it assigned the land use rights to the Company as a contribution. Therefore, the Company received the land use rights without giving the government any consideration in return for the rights.  At December 31, 2005, the Company has recorded the fair value of the land use rights under FAS 116, "Accounting for Contributions Received and Contributions Made", and the deferred revenue.

The Company’s management  determined the fair market value of the land use rights based upon the actual square meters of the useable land. The Company expects approximately 210,000 plots can be developed and sold within the 399,444 square meters of land.  The Company’s average sales price per plot ranges from $3,900 to $4,400.

At March 31, 2009 and 2008, the Company reviewed the land use rights for impairment.  The Company determined that based upon the combined net income of $11,222,243 for the years ended March 31, 2009 and 2008, value assigned to land use rights value is fully recoverable and no impairment to its value.

The land use rights are expensed based upon the number of cemetery plots capitalized in inventory using the units of production method. As of March 31, 2009 and 2008, the Company expensed $172,890 and $432,006, respectively, which was included in the capitalized cost of inventory and expensed through cost of goods sold.

NOTE 8 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following as of:

	Year Ended March 31,
	2009	2008
Welfare payable	$96,932	$94,484
Taxes payable	845,525	582,319
Other accrued payables	54,523	107,945
Total	$996,980	$784,848

These expenses are accrued by the Company over time and paid to the People’s Republic of China’s government.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 9 – DEFERRED REVENUE

At December 31, 2005, the Company recorded the deferred revenue related to land use rights that were contributed to the Company by the People’s Republic of China under FAS 116, "Accounting for Contributions Received and Contributions Made." As the Company sells cemetery plots, a portion of the deferred revenue is recognized as other income based on the number of cemetery plots that the Company sells during the year.  As of March 31, 2009 and 2008, the Company recorded $255,893 and $296,364, respectively, as other income.

NOTE 10 – SHORT-TERM NOTES PAYABLE

Short term notes payable represent amounts due to a bank normally due within one year.  The principles of loans are due at maturity and the loans can be renewed each year.

Short-term – Chongqing Rural Commercial Bank, secured by Chongqing bowling museum building, due on demand, interest calculated at annual rate of 8.4% and matures March 2010.  As of March 31, 2009 and 2008, the Company had a short-term notes payable in the amount of $439,500 and $428,400, respectively.

Short-term – Chongqing Rural Commercial Bank; secured by approximately 123,334 square meters for land valued at approximately $882,353, due on demand, interest calculated at annual rate of 9.6% and matures March 2010.  In the event of default on the short-term notes payable, the interest rate is calculated at annual rate of 14.4%.  As of March 31, 2009 and 2008, the Company had a loan payable of $2,031,955 and $1,980,636, respectively.  The short-term notes payable contain covenants that restrict the use of proceeds to develop the cemetery plots.  If the Company fails to use the money according to the stated purpose, the interest rate is calculated at 19.2%.  As of March 31, 2009 and 2008, the Company was in compliance with these covenants.

As of March 31, 2009 and 2008, the Company recorded interest expense in the amount of $235,208 and $204,075 respectively, for these loans.

NOTE 11 – RENTAL INCOME FROM OPERATING LEASE

Rental income consists of the following as of:

	Year Ended March 31,
	2009	2008
Rental income	$335,969	$309,496
Less Depreciation of building	(75,683)	(69,720)
Net rental income	$260,286	$239,776

The Company rents its excess office space in ChangShou, China to a third party under a cancellable operating lease that expires in December 2009.  The operating lease is automatically renewable each year.  The third party is responsible for all expenses related to occupancy of the building. As of March 31, 2009 and 2008, the lease called for monthly rental of approximately $28,000 and $25,800, respectively.

NOTE 12 – STOCKHOLDERS’ EQUITY

Common Stock
The Company is authorized to issue 100,000,000 shares of common stock, par value of $0.121 per share.  As of March 31, 2009 and 2008, there were 100,000,000 share of common stock issued and outstanding.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 13 – CONCENTRATION RISK

Suppliers
The Company obtained approximately 100% and 34% of its inventory purchases from two suppliers for the years ended March 31, 2009 and 2008, respectively.  Management believes other suppliers could provide similar products and services on comparable terms in the area.  Although alternate suppliers may provide identical or similar products, such a change could result in delays and a possible loss of sales.  The Company did have long-term contracts with its suppliers for the years ended March 31, 2009 and 2008 (See Note 5).

Customers
The Company did not have concentrations related to any of its customers and revenue for the years ended March 31, 2009 and 2008.

NOTE 14 – CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company had $0 and $372,174 in related party receivable from Gui Yuan Co. as of March 31, 2009 and 2008, respectively.  The related party receivable was unsecured, non-interest bearing and due on demand.  As of March 31, 2009 and 2008, no interest income was recorded or received.

The Company had $1,406,400 and $0 in prepayments to a related party supplier as of March 31, 2009 and 2008, respectively.  See Note 5.

The Company had $0 and $735,289 in related party payables due to Shou-Cheng Co. as of March 31, 2009 and 2008, respectively. The related party payables were unsecured, non-interest bearing and due on demand.  As of March 31, 2009 and 2008, no interest expense was recorded or paid.

NOTE 15 – INCOME TAXES

The components of income (loss) before income tax consist of the following as of:

	Year Ended March 31,
	2009	2008
Current Taxes
Chinese Operations	1,689,693	2,346,605
Total	$1,689,693	$2,346,605

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. The Company did not have any temporary differences, which give rise to a net deferred tax asset for fiscal year end March 31, 2009 and 2008.

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 15 – INCOME TAXES  (continued)

The reconciliation of the effective income tax rate to the statutory rate for year ended March 31, 2009 and 2008 is as follows:
	2009	2008

Statutory income tax rate for funeral company	25.0%	33.0%
Tax exemptions	(1.0% )	(4.0% )

Effective income tax rate for funeral chains	24.0%	29.0%

Beginning January 1, 2008, the new PRC Enterprise Income Tax ("EIT") law replaced the existing laws for PRC Domestic Enterprises ("DES") and PRC Foreign Invested Enterprises ("FIEs").

The key changes are:
•	The new standard PRC EIT rate of 25% replaced the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pays a reduced rate of 15%; and
•
Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

(a) Lease commitments

The Company has a lease commitment in relation to the land rights that were contributed to the Company by People’s Republic of China.  The tenure of arable land is 22 years, from January 1, 2005 to December 31, 2027. The tenure of non-arable land is 50 years, from January 1, 2005 to December 31, 2055.

The Company pays annual lease payment on or before October 31st to the PRC and inturn the PRC Government then pays the sixth villager group, Longqiaohu village according to the terms of the contract, and the sixth villager group re-distributes the funds to each farmer household.  This is the consideration that was agreed upon by the farmers for relocating in ChangShou Jiang Nan.

The annual operating lease expense is capitalized as component of inventory and expensed through cost of goods sold. As of March 31, 2009 and 2008, the Company capitalized $22,679 and $22,106, respectively.

Future minimum operating lease payments relating to the above lease is as follows:

Years Ending March 31,
2010	$22,679
2011	22,679
2012	22,679
2013	22,679
2014	22,679
Thereafter	294,827
Total	$408,222

GOLD INDUSTRY LIMITED
Notes to the Consolidated Financial Statements
March 31, 2009 and 2008

NOTE 16 – COMMITMENTS AND CONTINGENCIES (continued)

(b)  Litigation

In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. At March 31, 2009 and 2008, management believes that the Company is not a party to any  action which would have a material impact on its financial condition, operations, or cash flows.

(c) Economic Environment

Due to  all of the Company's operations being conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The granting of land use licenses is a common practice in China as all land is government-owned, and, at present, no option to purchase land has ever been granted. Pursuant to the laws of China, all land belongs to the government.  However, as the Company does have very limited rights in accordance with land use license for the cemetery plot development and corresponding sales of  the burial spaces.

(d) Retirement Plans

The Company participates in a defined contribution retirement program organized by the relevant local government authority in the PRC. Employees of the Company eligible to participate in the retirement plan are entitled to retirement benefits from the plan. The local government authority is responsible for the pension liabilities to these retired employees. The Company is required to make monthly contributions to the retirement plan up to the time of retirement of the eligible employees, at 20% of the local standard basic salaries. As of March 31, 2009 and 2008, the Company had no significant obligation apart from the contribution as stated above.

Note 17 – SUBSEQUENT EVENT

On February 12, 2010, the Company and its shareholders entered into a Share Exchange Agreement with Artistry Publications, Inc. (“Artistry Publications”). Pursuant to the terms of the Share Exchange Agreement, Artistry Publications agreed to acquire all of the issued and outstanding capital stock of the Company in exchange for 8,800,000 shares of Artistry Publications’ common stock. The transactions contemplated under the Share Exchange Agreement closed on February 12, 2010.

GOLD INDUSTRY LIMITED
CONSOLIDATED BALANCE SHEETS

	Dec. 31, 2009	March 31, 2009
	(unaudited)
A S S E T S
CURRENT ASSETS
Cash and cash equivalents	$4,608,455	$1,392,961
Accounts receivable	-	61,384
Inventory	9,014,045	6,178,182
Advances to suppliers	21,968	21,975
Related party receivable	1,174	1,172
Other current assets	57,551	57,435
TOTAL CURRENT ASSETS	13,703,193	7,713,109

PROPERTY AND EQUIPMENT, NET	7,348,253	7,629,342

OTHER NON-CURRENT ASSETS
Prepayments to suppliers	8,948,700	4,101,970
Prepayment to related party suppliers	1,408,320	1,406,400
Prepaid expenses	797,865	828,124
Other assets	16,584	16,592
Intangible assets , net	11,937,561	12,319,893
TOTAL OTHER NON-CURRENT ASSETS	23,109,030	18,672,979

TOTAL ASSETS	$44,160,476	$34,015,430

L I A B I L I T I E S & S T O C K H O L D E R S ' EQUITY
CURRENT LIABILITIES
Accounts payable	$103,947	$308,637
Welfare payable	97,064	96,932
Taxes payable	1,416,638	845,525
Other accrued payables	60,256	54,523
Short-term notes payable	2,474,829	2,471,455
TOTAL CURRENT LIABILITIES	4,152,734	3,777,072

LONG-TERM LIABILITIES
Deferred revenue	10,138,267	10,463,803
TOTAL LONG-TERM LIABILITIES	10,138,267	10,463,803

STOCKHOLDERS' EQUITY
Common stock, 100,000,000 shares authorized,
$0.121 par value; 100,000,000 shares issued and outstanding	12,100,000	12,100,000
Retained earnings	15,878,871	5,834,633
Accumulated other comprehensive income	1,890,604	1,839,922
TOTAL STOCKHOLDERS' EQUITY	29,869,475	19,774,555

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,160,476	$34,015,430

The accompanying notes are an integral part of these consolidated financial statements.

1

GOLD INDUSTRY LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For three months ended	For three months ended	For nine months ended	For nine months ended
	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES
Cemetery	$11,403,585	$1,969,952	$26,467,501	$10,529,201
Park construction services	-	-	-	657,212
Total revenue	11,403,585	1,969,952	26,467,501	11,186,413

COST OF GOODS SOLD
Cemetery	5,339,808	1,014,616	12,110,391	5,920,501
Park construction services	-	-	-	487,233
Total cost of goods sold	5,339,808	1,014,616	12,110,391	6,407,734

GROSS PROFIT	6,063,777	955,336	14,357,110	4,778,679

E X P E N S E S
Selling expenses	61,641	19,238	142,982	84,024
General & administrative expenses	581,557	175,600	1,254,200	784,253
TOTAL EXPENSES	643,198	194,838	1,397,182	868,277

INCOME FROM OPERATIONS	5,420,579	760,498	12,959,928	3,910,402

OTHER INCOME (EXPENSES)
Other income	140,824	32,770	325,536	165,901
Interest expenses	(58,759)	(58,417)	(177,559)	(174,533)
Interest income	2,948	262	7,872	3,225
Rental income	65,438	64,969	196,304	192,310
TOTAL OTHER INCOME	150,451	39,584	352,153	186,903

INCOME BEFORE INCOME TAXES	5,571,030	800,082	13,312,081	4,097,305

INCOME TAXES	(1,414,552)	(67,002)	(3,267,843)	(836,642)

NET INCOME	$4,156,478	$733,080	$10,044,238	$3,260,663

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	402	17,072	50,682	511,749
COMPREHENSIVE INCOME	$4,156,880	$750,152	$10,094,920	$3,772,412

The accompanying notes are an integral part of these consolidated financial statements.

2

GOLD INDUSTRY LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended	For the nine months ended
	Dec. 31, 2009	Dec. 31, 2008
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$10,044,238	$3,260,663

Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation and amortization	260,054	187,300
Allocation of units of production	(325,816)	(166,181)
Changes in assets and liabilities:
Accounts receivable	61,468	127,776
Inventory	(2,355,757)	(523,587)
Advances to suppliers	37	271,475
Related party receivable	-	382,338
Other current assets	(38)	54,784
Prepayments to suppliers	(4,841,130)	-
Prepayments to related party suppliers	-	(674,820)
Other assets	31	-
Accounts payable	(205,111)	(1,526,447)
Taxes payable	569,959	(529,204)
Other accrued payables	5,659	(58,238)
Related party payables	-	(755,370)
Net cash used by operating activities	3,213,593	50,489

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	(1,100,250)
Net cash used in investing activities	-	(1,100,250)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	-	-

Net increase (decrease) in cash	3,213,593	(1,049,761)

Effects of foreign exchange translation	1,902	2,408

Cash and cash equivalents, beginning of period	1,392,961	1,719,620

Cash and cash equivalents, end of period	$4,608,455	$672,268

SUPPLIMENTAL CASH FLOW INFORMATION:
Interest paid	$39,269	$38,625
Taxes Paid	$817,954	$144,075

The accompanying notes are an integral part of these consolidated financial statements.

3

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

 NOTE 1—BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended December 31, 2009 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2010 or for any other future period.

The condensed consolidated balance sheet at March 31, 2009 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended March 31, 2009.

NOTE 2 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Gold Industry Limited (“Gold Industry” or the “Company”) was incorporated on September 11, 2009, under the laws of the Cayman Islands. The Company has no substantive operations of its own except for its 100% holding of Gold Holy Industry Limited (“Gold Holy”), which was incorporated on September 29, 2009, under the laws of Hong Kong Special Administrative Region. In turn, Gold Holy owns 100% of Chongqing Ran Ji Industry Co., Ltd. (“Chongqing Ran Ji”), a company established under the laws of the People’s Republic of China (“China” or the “PRC”). Through Chongqing Ran Ji, the Company controls Chongqing Foguang Tourism Development (Group) Co., Ltd. (“Chongqing Foguang”), a private provider of cemetery plots and related services in and around Chongqing, China.

Chongqing Ran Ji was established in the PRC on December 15, 2009 as a wholly foreign owned enterprise (“WFOE”), with registered capital of $25,000,000, with the first $3,000,000 to be contributed by March 20, 2010, and the balance within two years. Chongqing Ran Ji has no substantive operations of its own except for entering into certain exclusive agreements with Chongqing Foguang and performing its obligations thereunder.

Chongqing Foguang, a PRC limited liability company established on October 10, 2002 with registered capital of 100,000,000 Renminbi (“RMB”), is engaged in selling death care products and services, and holds the licenses and approvals necessary to operate its business in China.

PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on December 15, 2009, Chongqing Ran Ji entered into following exclusive agreements with Chongqing Foguang and its owners (collectively the “Contractual Arrangements”):

(1) Consulting Services Agreement, through which Chongqing Ran Ji has the right to advise, consult, manage and operate Chongqing Foguang, and collect and own all of its net profits;

(2) Operating Agreement, through which Chongqing Ran Ji has the right to recommend director candidates and appoint the senior executives of Chongqing Foguang, approve any transactions that may materially affect the assets, liabilities, rights or operations of Chongqing Foguang, and guarantee the contractual performance by Chongqing Foguang of any agreements with third parties, in exchange for a pledge by Chongqing Foguang of its accounts receivable and assets;

(3) Proxy Agreement, under which the owners of Chongqing Foguang have vested their collective voting control over Chongqing Foguang to Chongqing Ran Ji and will only transfer their respective equity interests in Chongqing Foguang to Chongqing Ran Ji or its designee(s);

4

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 2 – ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

(4) Option Agreement, under which the owners of Chongqing Foguang have granted Chongqing Ran Ji the irrevocable right and option to acquire all of their equity interests in Chongqing Foguang; and

(5) Equity Pledge Agreement, under which the owners of Chongqing Foguang have pledged all of their rights, titles and interests in Chongqing Foguang to Chongqing Ran Ji to guarantee the performance of their obligations under the Consulting Services Agreement.

As a result of these Contractual Arrangements, which obligates Chongqing Ran Ji to absorb a majority of the risk of loss from Chongqing Foguang’s activities and enable Chongqing Ran Ji to receive a majority of its expected residual returns, the Company believes that Chongqing Foguang is a Variable Interest Entity (“VIE”) under Accounting Standards Codification 810, because the owners of Chongqing Foguang do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Chongqing Foguang. Accordingly, the Company consolidates Chongqing Foguang’s results, assets and liabilities in the accompanying consolidated financial statements.

The Company’s fiscal year-end is March 31st.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the understanding of the consolidated financial statements.  The consolidated financial statements and notes are presentations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to the accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

The reporting entities

The Company’s consolidated financial statements of reflect the activities of the Company and the following subsidiaries and VIE:

Subsidiaries/VIE	Incorporated in	Percentage of Ownership

Gold Holy Industry Limited	Hong Kong	100.00%
Chongqing Ran Ji	PRC	100.00%
Chongqing Foguang	PRC	VIE by Contractual Arrangements

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s functional currency is the Chinese Renminbi (“CNY” or “RMB”), however, the accompanying consolidated financial statements have been re-measured and presented in United States Dollars ($).

5

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Consolidation of variable interest entities
In accordance with Accounting Standards Codification (ASC) 810 variable interest entities (VIEs) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Chongqing Foguang is a VIE and that the Company’s direct wholly owned subsidiary, Chongqing Ran Ji, absorbs a majority of the risk of loss from the activities of Chongqing Foguang, and enable the Company to receive a majority of its expected residual returns. Accordingly, the Company accounts for Chongqing Foguang as a VIE.

Because the Company and Chongqing Foguang are under common control, the initial measurement of the assets and liabilities of Chongqing for the purpose of consolidation by the Company is at book value.  The Company has had no other business activities except for the entering into of the exclusive agreements with Chongqing Ran Ji and its shareholders.  For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements are prepared as if the Company had been in existence since April 1, 2007 and throughout each of the two-year periods ended December 31, 2009.

The consolidated financial statements include the financial statements for the company, its subsidiary and the variable interest entity, Chongqing Foguang.  All significant inter-company transactions and balances between the Company, its subsidiary and the variable interest entity are eliminated upon consolidation.

Use of estimates
The preparation of consolidated financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Significant estimates reflected in the Company’s consolidated financial statements include the fair value of financial instruments, the useful lives of and impairment for property and equipment, estimates of intangible assets, and accruals for taxes due.  Actual results could differ from those estimates.

Fair value of financial instruments
The Company’s fair value of financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and short term notes payable approximated carrying values because of the short-term nature of these instruments.

Inventory
Inventory consists of completed cemetery plots ready for sale.  Inventory includes all direct costs associated with land development and construction of cemetery plots, including interest, costs of land use rights based on units of production and other carryings costs incurred.  Inventory is valued at the lower of cost or market (determined on a weighted average cost basis) or net realizable value.  Management compares the cost of inventory with the net realizable value and an allowance is made for impairment in the value of inventory if lower than cost.  As of December 31, 2009, no impairment was recorded.

6

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contributed property
The Company received land use rights from the PRC for a period of 20 years from the initial transaction date for the land use for a cemetery, but is renewable for 80 more years.  The Company recorded the fair value of the land use rights as an intangible asset and deferred revenue based upon the authoritative accounting guidance for financial accounting and reporting for contributions  received and contributions made. Accounting for contributions is an issue primarily for not-for-profit organizations because contributions are a significant source of revenues for many of those organizations. However, the guidance applies to all entities (not-for-profit organizations and business enterprises) that receive or make contributions.  Contributions received are recognized as revenues or gains in the period received and as assets, decreases of liabilities, or expenses depending on the form of the benefits received. Contributions received are measured at their fair values.  (See NOTES 8 and 9).

Revenue recognition
The Company recognizes revenue in accordance with U.S. GAAP which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

The Company has two revenue sources including the following revenue recognition policies:

The Company recognizes revenue from the sale of cemetery plots when it is realized or realizable and earnings process is complete. In general, the Company records revenue when the cemetery plot successfully completed, title has passed to the customer in accordance with the terms of the sale and consideration is given.  The costs associated with cemetery products revenue are the costs to convert the land into the actual burial plots.  Additionally, direct selling costs incurred in selling the cemetery plots are recorded in cost of goods sold.

Park construction income is recognized when the Company is contracted to provides services for third party clients.  These services include the construction of sidewalks, pagodas, landscaping and other structures for parks.  These projects are not associated with the Company’s sales of cemetery plots.  Revenue is recognized upon the completion of the park, and the project has been approved by the customer and collection is assured.   The costs associated with the park construction income are raw materials purchased for that specific project and services performed by the Company recorded in costs of goods sold.

Cost of goods sold
Cost of goods sold includes the capitalized costs of cemetery plots sold and services provided by the Company to third parties for development and construction of parks.

Other operating costs
Other operating expenses include management and staff salaries, administrative and facilities related expenses, and other expenses to the non-production functions of the business are expensed as incurred.

7

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation
As of December 31, 2009, the accounts of the Company were maintained, and its consolidated financial statements were expressed in the RMB. Such consolidated financial statements were translated into U.S. Dollars in accordance with U.S. GAAP with the RMB as the functional currency. In accordance with U.S. GAAP, all assets and liabilities were translated at the exchange rate on the consolidated balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income.  The exchange rate for the conversion of one U.S. Dollar to RMB was $1.00 = 6.8172 yuan (or 1 yuan = U.S. $0.1467), on December 31, 2009. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Cash flows from the Company's operations is calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with arithmetical changes in the corresponding balances on the consolidated balance sheet.

Other comprehensive income
Current accounting guidance establishes standards for the reporting and display of comprehensive income or loss and its components in a full set of general purpose consolidated financial statements. Comprehensive income or loss is defined as the change in equity during a period resulting from transactions and other events and circumstances from non-owner sources. The Company’s total comprehensive income or loss consists of net unrealized income or loss from foreign currency translation adjustments. The Company has presented comprehensive income or loss on the Statement of Operations and Comprehensive Income.

For the period ended December 31, 2009 and the year ended March 31, 2009, unrealized foreign currency translation gains were $50,862 and $511,749, respectively.

Recent accounting pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements.  The Update would affect all entities that are required to make disclosures about recurring and nonrecurring fair value measurements.  The Board concluded that users will benefit from improved disclosures in this Update and that the benefits of the increased transparency in financial reporting will outweigh the costs of complying with the new requirements.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 30, 2010, and for interim periods within those fiscal years.  The adoption of this update for improving disclosures about fair measurements, as codified in ASC 820 did not have any impact on the Company’s consolidated financial statements.

8

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January 2010,  the Financial Accounting Standards Board (“FASB”) issued an accounting standard update to address implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification™, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.

While Subtopic 810-10 provides general guidance on accounting for the decreases in ownership of a subsidiary, including a deconsolidation, some constituents raised concerns that the guidance appears to conflict with the gain or loss treatment or derecognition criteria of other U.S. generally accepted accounting principles (GAAP), such as the guidance for sales of real estate, transfers of financial assets, conveyances of oil and gas mineral rights, and transactions with equity method investees.

Some constituents also questioned whether the Board intended for the decrease in ownership provisions of Subtopic 810-10 to apply to all entities because a subsidiary is defined as an entity, including an unincorporated entity such as a partnership or trust, in which another entity, known as its parent, holds a controlling financial interest. Those constituents were concerned that such an interpretation could result in the accounting for a transaction being driven by its form rather than its substance. For example, different accounting might be applied to a transaction involving the same underlying assets depending on whether those assets were transferred in asset or entity form.” The amendments in this update are effective beginning in the period that an entity adopts Statement 160 (now included in Subtopic 810-10).  If an entity has previously adopted Statement 160 as of the date of the amendments in this update are included in the

Accounting Standards Codification, the amendments in this update are effective beginning in the interim or annual reporting period ending on or after December 31, 2009.  The amendments in this update should be applied retrospectively to the first period that an entity adopted 160.  The adoption of this update for the changes in the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary, as codified in ASC 810-10, did not have any impact on the Company’s financial statements.

9

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

In December 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update for improvements to financial reporting by enterprises involved with Variable Interest Entities.  The subsections clarify the application of the General Subsections to certain legal entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support [FIN 46(R), paragraph 1, sequence 55.1] or, as a group, the holders of the equity investment at risk lack any one of the following three characteristics: [FIN 46(R), paragraph 1, sequence 55.2]

a. The power, through voting rights or similar rights, to direct the activities of a legal entity that most significantly impact the entity’s economic performance [FIN 46(R), paragraph 1, sequence 55.2.1]

b. The obligation to absorb the expected losses of the legal entity [FIN 46(R), paragraph 1, sequence 55.2.2]

c. The right to receive the expected residual returns of the legal entity. [FIN 46(R), paragraph 1, sequence 55.2.3]

The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R).  The adoption of this update to improving the financial reporting by enterprises involved with Variable Interest Entities, as codified in ASC 810, did not have any impact on the Company’s consolidated financial statements.

In December 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update, Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets.  The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 166, Accounting for Transfers of Financial Assets. The adoption of this update did not have any impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present condensed consolidated financial statements.

Segment reporting
Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. For the periods ended December 31, 2009 and 2008, the Company derived almost all of its revenue from the sale of burial plots.

Subsequent events
The Company evaluates events that occur subsequent to the consolidated balance sheet date of periodic reports, but before consolidated financial statements are issued for periods ending on such consolidated balance sheet dates, for possible adjustment to such consolidated financial statements or other disclosure. This evaluation generally occurs through the date at which the Company’s consolidated financial statements are electronically prepared for filing with the SEC. For the consolidated financial statements as of and for the periods ending December 31, 2009, this date was February 12, 2010.

10

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 4 – INVENTORY

Cemetery plots and other inventories at December 31, 2009 consisted of the following:

Basic plots	$1,938,818
Standard plots	3,781,171
Deluxe plots	2,563,383
Artist plots	730,673
Total	$9,014,045

NOTE 5 – PREPAID EXPENSES

Prepaid expenses at December 31, 2009 consisted of the following:

Prepaid expenses	$797,865

During fiscal year ending 2009, the Company signed an agreement to pay the government of the PRC, (“the Government”), $836,190, which as to be used by the Government for the purpose of building homes for the villagers and relocation costs of the farmers in ChangShou Jiang Nan. The villagers and farmers were originally located in LongQiao and QianFo villages.  The cash received from the Company was redistributed to the local farmers and villagers by the Government as a payment for relocating them to ChangShou Jiang Nan.  The Company also agreed to clear land for the building of these homes.

The prepaid expenses are amortized over 20 years per the terms of the contract.  For the period ended December 31, 2009, the Company recorded $31,390 in amortization which was recorded as cost of goods sold.

NOTE 6 – PREPAYMENTS TO SUPPLIERS

Prepayments to suppliers at December 31, 2009 consisted of the following:

Prepayments on contracts	$1,848,420
Prepayments on construction	8,508,600
Total	$10,357,020

In April 2008, the Company had recorded a prepayment for a purchase commitment in the amount of $1,408,320 (87% of the contract) for cemetery headstones to ChongQing Kun Yu Stone Wood Company, a related party. Under the term of the contract, ChongQing Kun Yu Stone Wood Company is to finish the production, and deliver the products at the specified time defined by the Company. The Company is to check and inspect the quality, if there is any quality issue with the product, ChongQing Kun Yu Stone Wood Company is to fix it and after final inspection, Gold Industry Limited is to keep the headstones. The Company is to pay 5% of the total contract price upon signing the contract and upon final inspection, and the Company is to pay in full within one month after delivery of the headstones to the Company. As of December 31, 2009, the Company had not taken possession of the cemetery headstones.

In February 2009, the Company had recorded a prepayment for a purchase commitment in the amount of $440,100 (50% of the contract) for trees to ChongQing Chang Sheng Qiao Company, an unrelated third party.  The total price stated in the contract is approximately $904,000 but the actual price is determined by the actual quantity of trees delivered. ChongQing Chang Sheng Qiao Company is to organize tree plants upon signing the contract, and deliver the tree plants to a location of the Company’s choice. ChongQing Chang Sheng Qiao Company pays the delivery fees.  The Company is to pay 50% of the contract upon signing the contract and upon final inspection pay another 30% based on the number of actual trees delivered and pay the balance within one (1) year.  As of December 31, 2009, the Company had not taken possession of the trees.

11

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 6 – PREPAYMENTS TO SUPPLIERS (continued)

In February 2009, the Company had recorded a prepayment related to a contract in the amount of $3,667,500 (7% of the contract), for the construction of entertainment boats.  ChongQing Bo Goa Tourism Company, an unrelated third party and the Company are to jointly develop the “Liang Jiang Yu”project.  This project includes development of a park near the lake as a way to attract more tourism in the ChangShou  area near the Chongqing Gui Yuan Cemetery.  The current project is for 10-20 entertainment boats, a welcome center, (1) large sailboat and nine (9) docks. The entertainment boat design and construction and docks are the responsibility of the Company and the boats are expected to be put to use by December 2010. The first stage constructions fees are approximately $80,000, which was paid by ChongQing Bo Goa Tourism Company.  When the project is completed, the Company will repay ChongQing Bo Goa Tourism the first stage construction fees of approximately $80,000.  ChongQing Bo Goa Tourism Company is responsible for obtaining the government loans (government has agreed) of approximately $3,000,000 with an annual interest payment of approximately $166,000.  The total price of the contract is approximately $53,000,000.

As of December 31, 2009, the Company recorded an additional prepayment in the amount of $4,841,100 based on an amendment made on April 13, 2009 to the original contract.  The amendment allows the Company to regain full control over the project.  The company will retain 94% share of the project with ChongQing Bo Goa Tourism Company retaining the remaining 6% based on their prior investments.  The land, which is approximately 7,973 square yards, is acquired for approximately $82,000, which is below market value and guaranteed by a government buy back.  The Company’s expected annual investment for the Calendar years 2009-2012 is approximately $7,300,000.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2009 consisted of the following:

Buildings and structures	$8,052,142
Machinery and equipment	856,710
Office equipment	8,088
Less: accumulated depreciation	(1,568,687)
Total Property and equipment	$7,348,253

Depreciation expense for the periods December 31, 2009 and 2008 was $228,664 and $187,300, respectively.

12

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 8 –INTANGIBLE ASSETS

In the PRC, land is the asset of the government. The Company maintains only use rights from local governmental authorities. The Company has use rights on three properties consisting of approximately 399,444 square meters of land with land usage rights with 20 years expiration from the date of grant, but is renewable for 80 more years. Land use rights are stated at the estimated fair value on the contribution date less accumulated amortization and any impairment losses. The land use rights are amortized on ratable basis based on the number of plots developed over the life of the rights.

 The intangible assets at December 31, 2009 consisted of the following:

Land use rights	$13,345,299
Less: Accumulated units of production costs	1,407,738
Total	$11,937,561

During 2005, the Company received land use rights which were contributed by the PRC. The land use rights include Chongqing Gui Yuan Cemetery located in ChangShou, China, Under PRC’s governmental regulations, the government owns all land.  However, PRC would not directly assign the land use rights to the Company’s management rather it assigned the land use rights to the Company as a contribution. Therefore, the Company received the land use rights without giving the government any consideration in return for the rights.  At December 31, 2005, the Company has recorded the fair value of the land use rights, and the deferred revenue.

The Company’s management determined the fair market value of the land use rights based upon the actual square meters of the useable land. The Company expects approximately 210,000 plots can be developed and sold within the 399,444 square meters of land.  The Company’s average sales price per plot ranges from $3,900 to $4,400.

At December 31, 2009, the Company reviewed the land use rights for impairment.  The Company determined that based upon the net income of $10,044,238 at December 31, 2009 and $11,222,243 for the years ended March 31, 2009 and 2008, value assigned to land use rights has been fully recovered.

The land use rights are expensed based upon the number of cemetery plots capitalized and placed into inventory using the units of production method. As of December 31, 2009 and March 31, 2009, the Company expensed $398,904 and $172,890, respectively, which was included in the capitalized cost of inventory and expensed through cost of goods sold.

NOTE 9 – DEFERRED REVENUE

At December 31, 2005, the Company recorded the deferred revenue related to land use rights that were contributed to the Company by the People’s Republic of China. As the Company sells cemetery plots, a portion of the deferred revenue is recognized as other income based on the number of cemetery plots that the Company sells during the year.  As of December 31, 2009 and 2008, the Company recorded $325,816 and $166,181, respectively, as other income.

NOTE 10 – SHORT-TERM NOTES PAYABLE

Short term notes payable represent amounts due to a bank normally due within one year.  The principle amounts of the loans are due at maturity and the loans can be renewed each year.

Short-term – Chongqing Rural Commercial Bank, secured by Chongqing bowling museum building, due on demand, interest calculated at annual rate of 8.4% and matures March 2010.  As of December 31, 2009 and March 31, 2009, the Company had a short-term notes payable in the amount of $440,100 and $439,500 respectively.

Short-term – Chongqing Rural Commercial Bank; secured by approximately 123,334 square meters of land valued at approximately $906,000, due on demand, interest calculated at annual rate of 9.6% and matures March 2010.  In the event of default on the short-term notes payable, the interest rate is calculated at an annual rate of 14.4%.  As of December 31, 2009 and March 31, 2009, the Company had a loan payable in the amount of $2,634,729 and $2,031,955 respectively. The short-term notes payable contain covenants that restrict the use of proceeds to develop the cemetery plots.  If the Company fails to use the money according to the stated purpose, the interest rate is calculated at 19.2%.  As of December 31, 2009 and March 31, 2009 the Company was in compliance with these covenants.

As of December 31, 2009 and 2008, the Company recorded interest expense in the amount of $177,559 and $174,533 respectively, for these loans.

13

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 11 – RENTAL INCOME FROM OPERATING LEASE

Rental income consists of the following as of:

	Period Ended December 31,
	2009	2008
Rental income	$253,383	$248,077
Less Depreciation of building	(57,079)	(55,767)
Net rental income	$196,304	$192,310

The Company rents its excess office space in ChangShou, China to a third party under a cancellable operating lease that expires in December 2009.  The operating lease is automatically renewable each year.  The third party is responsible for all expenses related to occupancy of the building. As of December 31 2009 and 2008, the lease called for monthly rental of approximately $28,000 and $27,600, respectively.

NOTE 12 – STOCKHOLDERS’ EQUITY

Common Stock
The Company is authorized to issue 100,000,000 shares of common stock, par value of $0.121 per share.  As of December 31, 2009, there were 100,000,000 share of common stock issued and outstanding.

NOTE 13 – CONCENTRATION RISK

Suppliers
The Company obtained approximately 100% of its inventory purchases from two suppliers for the period ended December 31, 2009 and the year ended March 31, 2009.  Management believes other suppliers could provide similar products and services on comparable terms in the area.  Although alternate suppliers may provide identical or similar products, such a change could result in delays and a possible loss of sales.  The Company did have long-term contracts with its suppliers for the periods ended December 31, 2009 and year ended March 31, 2009 (See NOTE 6).

Customers
The Company did not have concentrations related to any of its customers and revenue for the periods ended December 31, 2009 and 2008, as the Company’s has several customers that purchase cemetery plots.

Short-term notes payables
The Company has obtained 100% of its short-term notes payable from two note-holders for the period ended December 31, 2009 and the year ended March 31, 2009.  (See NOTE 10).

NOTE 14 – CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company had approximately $1,400,000 in prepayments to a related party supplier as of December 31, 2009 and March 31, 2009.  (See NOTE 6).

14

GOLD INDUSTRY LIMITED
Condensed Notes to the Consolidated Financial Statements
December 31, 2009

NOTE 15 – COMMITMENTS AND CONTINGENCIES

(a) Lease commitments

The Company has a lease commitment in relation to the land rights that were contributed to the Company by People’s Republic of China.  The tenure of arable land is 22 years, from January 1, 2005 to December 31, 2027. The tenure of non-arable land is 50 years, from January 1, 2005 to December 31, 2055.

The Company pays annual lease payment on or before October 31st to the PRC and in turn the PRC Government then pays the sixth villager group, Longqiaohu village according to the terms of the contract, and the sixth villager group re-distributes the funds to each farmer household.  This is the consideration that was agreed upon by the farmers for relocating in ChangShou Jiang Nan.

The annual operating lease expense is capitalized as component of inventory and expensed through cost of goods sold. As of December 31, 2009 and March 31, 2009, the Company capitalized $22,650 and $22,679, respectively.

Future minimum operating lease payments relating to the above lease is as follows:

Years Ending March 31,
2010	$22,650
2011	22,650
2012	22,650
2013	22,650
2014	22,650
Thereafter	271,806
Total	$385,056

(b)  Litigation

In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. At December 31, 2009, management believes that the Company is not a party to any action which would have a material impact on its consolidated financial condition, operations, or cash flows.

(c) Economic Environment

Due to all of the Company's operations being conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The granting of land use licenses is a common practice in China as all land is government-owned, and, at present, no option to purchase land has ever been granted. Pursuant to the laws of China, all land belongs to the government.  However, as the Company does have very limited rights in accordance with land use license for the cemetery plot development and corresponding sales of the burial spaces.

Note 16 – SUBSEQUENT EVENT

On February 12, 2010, the Company and its shareholders entered into a Share Exchange Agreement with Artistry Publications, Inc. (“Artistry Publications”). Pursuant to the terms of the Share Exchange Agreement, Artistry Publications agreed to acquire all of the issued and outstanding capital stock of the Company in exchange for 8,800,000 shares of Artistry Publications’ common stock. The transactions contemplated under the Share Exchange Agreement closed on February 12, 2010.

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